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                                                              EXHIBIT 10.5

                                  VIASAT, INC.

                             1993 STOCK OPTION PLAN

1.       PURPOSE

         1.1 VIASAT, INC., a California corporation ("Company") desires to afford certain of its employees and independent contractors whom the Company's Board of Directors specifically finds have substantial business contacts with the Company and who are performing services of special significance to the Company, and non-employee members of the Company's Board of Directors who are responsible for the continued growth of the Company, an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company and its affiliates.

         1.2 The stock options ["Option(s)"] offered pursuant to this 1993 Stock Option Plan ("Plan") are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any person.

         1.3 The Options granted under the Plan are intended to be either incentive stock options ["Incentive Option(s)"] within the meaning of Section 422A of the Internal Revenue Code of 1986, as it may from time to time be amended ("Code"), or options that do not meet the requirements for Incentive Options ["Non-Qualified Option(s)"].

         1.4 Employees of the Company may receive Incentive Options and/or Non-Qualified Options. Persons who are not employees, but who are directors of, or who are independent contractors found to have substantial business contacts with and to be performing significant services for, the Company may also receive Options pursuant to the Plan, provided, however, that such persons may only receive Non-Qualified Options.

         1.5 For the purposes of the Plan, the term "employee" shall have the same meaning required by Section 422A of the Code.

2.       SHARES SUBJECT TO THE PLAN

         2.1 The total number of shares of common stock of the Company issuable under the Plan shall not exceed, in the aggregate, One Million (1,000,000) shares of the authorized common stock, $.01 par value, as of the Effective Date, consisting of Incentive Options and Non-Qualified Options in amounts determined by the Board of

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Directors of the Company ("Shares"). The term "Shares" shall include any securities, cash or other property into which Shares may be changed through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, issuance of rights to subscribe or change in capital structure.

         2.2 Shares which may be acquired under the Plan shall be authorized but unissued Shares. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, new Options may be granted with respect to the Shares covered by such expired or terminated Options, provided that the grant and the terms of such new Options shall in all respects comply with the applicable provisions of the Plan.

3.       ADMINISTRATION

         3.1 The Company's Board of Directors ("Board") shall designate a committee ("Committee") to administer the Plan. In the absence of a Committee, the Plan shall be administered by the Board. The Committee shall consist of no fewer than three members of the Board. The Board shall have the power to redesignate the composition of the Committee at any time. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board.

         3.2 Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the persons to whom Options shall be granted, the time when such Options shall be granted, the number of Shares which shall be subject to each Option, the purchase price of each Share which shall be subject to each Option, the period(s) during which such Options shall be exercisable (whether in whole or in part), and the other terms and provisions thereof. In determining the persons to whom Options shall be granted and the number of Shares subject to each such grant, the Committee shall consider the length of service, the amount of earnings, the responsibilities and duties of each person, and/or other factors it deems relevant.

         3.3 Subject to the express provisions of the Plan, the Committee shall have authority to construe the Plan and any Options granted thereunder, to amend the Plan and any Options granted thereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Options granted under the Plan and to make all other determinations that the Committee deems necessary or advisable for administering the Plan. The Committee also shall have the authority to require, in its discretion, that the Optionee agree, promptly after the grant of an Option to such person, not to sell or otherwise dispose

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of Shares acquired pursuant to the exercise of the Option for a period of time to prevent any undesirable federal and/or state securities law consequences or the volatility of the Company's Shares in connection with a secondary and/or primary offering thereof. The determination of the Committee on matters referred to in this Section 3 shall be conclusive.

         3.4 Any or all powers and functions of the Committee may at any time and from time to time be exercised by the Board or an executive committee thereof.

         3.5 The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent. Expenses incurred by the Board or the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan.

4.       ELIGIBILITY

         4.1 The persons eligible to receive Options under the Plan are identified in Section 1 hereof.

         4.2 An Option shall not be granted to any person who, at the time such Option is granted, owns shares of the Company or any subsidiary or parent corporation of the Company which share possess more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any subsidiary or parent corporation of the Company, unless (a) the exercise price per share is not less than one hundred ten percent (110%) of the fair market value per share on the date such Option is granted, and (b) in the case of an Incentive Option, the Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted. In determining share ownership of a proposed grantee, the rules of Section 425(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the proposed grantee.

5.       OPTION GRANT PROGRAM

         5.1 Each Option granted under the Plan shall be evidenced by a Stock Option Agreement (and all necessary supporting documentation, as determined by the Committee in its discretion) that complies with (or incorporates) each of the applicable terms and conditions of this Plan (as well as the applicable terms and conditions set forth elsewhere in the Plan) and any additional terms which the Committee deems appropriate. Each Stock Option Agreement shall identify such Option as either an Incentive Stock Option that is intended to comply with the requirements of Section 422A of the Internal Revenue Code or as a Non-Qualified Option

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that is intended not to be an Incentive Stock Option. The Stock Option Agreement
and all supporting documentation shall contain such representations and warranties as the Committee shall require.

6.       OPTION PRICE AND PAYMENT

         6.1 The price for each Share purchasable under any option granted pursuant hereto shall not be less than one hundred percent (100%) of the fair market value per Share on the date the Option is granted, provided, however, that in the case of an Incentive Option granted to a person who, at the time such Option is granted, owns shares of the Company or any subsidiary or parent corporation which shares possess more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any subsidiary or parent corporation, the purchase price for each Share shall be determined in accordance with paragraph 4.2 of the Plan.

         6.2 If the Shares are listed on a national securities exchange in the United States on the date any Option is granted, the fair market value per Share shall be deemed to be the closing quotation at which the Shares are sold on such national securities exchange on the date such option is granted. If the Shares are listed on a national securities exchange in the United States on such date but the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such Option is granted, the Committee shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share.

         6.3 If at the date any Option is granted, a public market exists for the Shares but the Shares are not listed on a national securities exchange in the United States, the fair market value per Share shall be deemed to be the mean between the closing bid and asked quotations on the over-the-counter market for the Shares in the United States on the date such Option is granted. If there are no bid and asked quotations for the Shares on such date, the fair market value per Share shall be deemed to be the mean between the closing bid and asked quotations on the over-the-counter market in the United States for the Shares on the closest date, preceding the date such Option is granted, for which such quotations are available.

         6.4 If the Shares are not listed on a National Securities Exchange in the United States, and fair market value per Share cannot be determined pursuant to paragraph 6.3 hereof, then the fair market value of the Shares shall be as determined by the Committee, using the following criteria: (a) the price at which securities of reasonably comparable corporations (if any) in the same industry are being traded, subject to appropriate adjustments

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for the dissimilarities between the corporations being compared, or (b) in the absence of any reliable indicator under subsection (a), the earnings history, book value and prospects of the Company in light of market conditions generally.

7.       TERM OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

         7.1 Subject to the provisions of Section 18, the holder of an Option ("Optionee") may exercise such Option in accordance with a vesting schedule set forth hereafter:

                                                     Percentage of Total Options
              Date                                Granted Which May be Exercised
              ----                                ------------------------------
1st anniversary from date of grant                            35%
2nd anniversary from date of grant                            35%
3rd anniversary from date of grant                            30%

The date after which the Option may no longer be exercisable ("Expiration Date") shall be five (5) years after the Grant Date.

         7.2 Except as provided in Paragraph 11.1 hereafter, no Option may be exercised unless, at the time of such exercise, the Optionee is in the employ of the Company and shall have been so employed continuously since the date the Option is granted. For purposes of this paragraph, the term "employment" shall include any association with the Company as an independent contractor, director or in any other capacity where such person is granted an Option under the Plan.

         7.3 The grant of Options under the Plan shall not effect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         7.4 To the extent that an Option is not exercised prior to the Expiration Date (or prior to its earlier termination as provided herein or in the Stock Option Agreement), it shall expire as to the then unexercised part. If any Option shall terminate prior to the Termination Date, as defined in Section 18, the Committee shall have the right to use the Shares as to which such Option shall not have been exercised to grant one or more additional Options to any eligible person, but any such grant of an additional Option shall be made prior to the close of business on the Termination Date.

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8.       $100,000 LIMITATION

         8.1 The aggregate fair market value (determined at the time the Option is granted) of the Shares with respect to which Incentive Options granted to an individual are exercisable for the first time by such individual during any one calendar year (under the Plan or another stock option plan of the Company, a Parent or Subsidiary Corporation, or predecessor thereof) shall not exceed $100,000 or such greater amounts as may be permitted under Section 422A of the Code. To the extent that the aggregate fair market value of the Shares with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Parent and Subsidiary Corporations) exceeds $100,000, such Options shall be treated as Non-Qualified Options, by taking Options into account in the order in which they were granted.

9.       EXERCISE OF OPTIONS

         9.1 Options granted under the Plan shall be exercised by the Optionee as to all or part of the Shares covered thereby by the giving of written notice (in the form acceptable to the Committee) of the exercise thereof to the Corporate Secretary of the Company at the principle business office of the Company, specifying the number of Shares to be purchased and accompanied by payment of the full purchase price (in the form (s) permitted by the Option).

10.      NON-TRANSFERABILITY OF OPTIONS

         10.1 An Option shall not be transferable other than by will or the laws of descent and distribution, and any Option shall be exercisable, during the lifetime of the holder, only by such holder.

11.      TERMINATION OF EMPLOYMENT AND/OR ASSOCIATION

         11.1 Upon termination of the association of an Optionee with the Company for any reason other than disability or death, any Option previously granted to the Optionee, to the extent said Option is then exercisable as of said termination date based upon the vesting schedule set forth in Optionee's Stock Option Agreement with the Company, but not theretofore exercised, shall terminate and become null and void thirty (30) days after the termination date ("Association Termination Date"). Upon termination of the association of an Optionee with the Company by reason of said Optionee's disability (as defined in Code Section 22(e)(3) or death, any Option previously granted to the Optionee, to the extent said Option is then exercisable as of said Association Termination Date based upon the vesting schedule set forth in Optionee's Stock Option Agreement with the Company, but not therefore executed, shall terminate and become null and void no sooner than the date

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which is six (6) months from the Optionee's Association Termination Date. For purposes of determining the rights of the Optionee under the vesting contained in Paragraph 7.1, the vesting rights shall be calculated to the Association Termination Date.

         11.2 If an Option shall be exercised by the legal representative of a deceased Optionee or an Optionee whose relationship with the Company has been terminated, or by a person who acquired an Option by bequest or inheritance or by reason of the death of any Optionee or an Optionee whose relationship with the Company (and/or a parent or subsidiary corporation thereof) has been terminated, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

         11.3 The Plan shall not impose any obligation on the Company to continue the employment, and/or other relationship of whatever nature, of any holder of an Option and/or Shares acquired pursuant to an exercise of an Option, nor shall it impose any obligation on the part of any holder of an Option or Shares to remain in the employ of the Company.

12.  RESTRICTION ON SHARES

         12.1 All shares issued pursuant to the exercise of the Options shall contain the following restrictive legends:

                  12.1.1 IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OF ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREOF, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                  12.1.2 THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) IN COMPLIANCE WITH RULE 144 UNDER SUCH ACT, OR (C) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS LEGALLY REQUIRED BY SUCH TRANSFER.

                  12.1.3 ANY TRANSFER OR PLEDGE OF THE SHARES REPRESENTED BY THIS CERTIFICATE, OR THE TRANSFER OF ANY INTEREST IN THOSE SHARES, IS RESTRICTED BY THE PROVISIONS OF A STOCK RESTRICTION AGREEMENT, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY, AND ALL PROVISIONS OF WHICH ARE INCORPORATED HEREIN.

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13.  ISSUANCE OF CERTIFICATES; PAYMENT OF EXPENSES

         13.1 Upon any exercise of an Option and payment of the purchase price, a certificate or certificates for the Shares as to which the Option has been exercised shall be issued by the Company in the name of the person exercising the Option and shall be delivered to or upon the order of such person or persons.

         13.2 The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer.

         13.3 All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

14.  WITHHOLDING TAXES

         14.1 The Company may require a person exercising a Non- Qualified Option (or making a "disqualifying disposition," as defined in Code Section 421, of an Incentive Option), to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to such person upon such terms and conditions as the Committee shall prescribe or withhold an appropriate number of Shares whose fair market value is equal to taxes required to be withheld.

15.  AMENDMENT OF THE PLAN

         15.1 The Board may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the shareholders of the Company, that will (a) increase the total number of Shares reserved for Options under the Plan (other than an increase merely reflecting a change in capitalization such as a stock dividend or stock split as provided in paragraph 2.1), (b) reduce the exercise price of any Incentive Option granted pursuant hereto below the price required by Section 6, (c) modify the provisions of the Plan relating to eligibility, (d) materially increase the benefits accruing to participants under the Plan, or (e) change the requirements applicable to Options granted to directors. The rights and obligation under any Option granted before amendment of the Plan or any unexercised portion of such Option, shall not be adversely affected by amendment of the Plan or the Option without the consent of the beneficiary thereof.

16.  TERMINATION OR SUSPENSION OF THE PLAN

         16.1 The Board may at any time suspend or terminate the Plan. The Plan shall terminate at the close of business on the Termina-

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tion Date. An Option may not be granted while the Plan is suspended or after it is terminated. The rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option or Right was granted.

17.  GOVERNING LAW

         17.1 The Plan and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of California in effect from time to time.

18.  EFFECTIVE DATE AND TERMINATION DATE OF THE PLAN

         18.1 The Plan shall become effective when, as and if it shall be approved by the Commissioner of Corporations for the State of California ("Effective Date"). The Plan shall terminate ten (10) years from July 9, 1993 (the date the Plan was adopted by the Board) or the date the Plan is approved by the shareholders of the Company, whichever is earlier. ("Termination Date").

19.  USE OF PROCEEDS

         19.1 The cash proceeds of the sale of Shares pursuant to the exercise of Options granted pursuant to the Plan shall be added to the general funds of the Company and used for its general corporate purposes, as the Board shall determine.

20.      INFORMATION TO EMPLOYEES, INDEPENDENT CONTRACTORS AND
         DIRECTORS

         20.1 All persons who receive Options under the Plan shall receive annual financial statements of the Company.

21.      SHAREHOLDER APPROVAL AND CALIFORNIA COMMISSIONER OF
         CORPORATIONS

         21.1 This Plan shall be submitted to the shareholders of the Company for approval within twelve (12) months from July 9, 1993 (the date of adoption by the Board). Options may be granted hereunder prior to but conditional upon the obtaining of such approval, and no option may be exercised until such approval has been obtained.

         21.2 The adoption of this Plan is conditioned upon the obtaining of a Permit from the California Commissioner of Corporations for the Plan and options to be granted and shares to be issued thereunder.

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22.      SHARES SUBJECT TO STOCK RESTRICTION AGREEMENT

         22.1 Upon the exercise of any Option granted pursuant to the Plan, the Optionee shall be required to sign the Company's then- effective Stock Restriction Agreement. If at the time of exercise of any Option the Optionee has been terminated as an employee and/or associate of the Company, the provisions of the Company's then-effective Stock Restriction Agreement shall be superior to the Plan and shall control Optionee's rights with respect to the disposition of the Shares purchased pursuant to the Plan.

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